UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BROADCOM INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BROADCOM INC.
SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 3, 2023

This proxy statement supplement (this ‘‘Proxy Supplement’’) updates and amends our definitive proxy statement (the ‘‘Proxy Statement’’) filed with the Securities and Exchange Commission on February 17, 2023 regarding the 2023 Annual Meeting of Stockholders of Broadcom Inc. (the ‘‘Annual Meeting’’) to be held on April 3, 2023 at 4:00 p.m. Pacific Time at Broadcom Inc.’s headquarters located at 1320 Ridder Park Drive, San Jose, California 95131. Except as updated or supplemented by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Proxy Supplement have the meanings set forth in the Proxy Statement. This Proxy Supplement, our Notice of 2023 Annual Meeting of Stockholders, our Proxy Statement and our 2022 Annual Report are available at https://investors.broadcom.com.
The primary purpose of this Proxy Supplement is to correct a typographical error. In the section titled “Equity Awards Granted in Fiscal Year 2022” in the CD&A of the Proxy Statement, it was disclosed that “the independent directors determined that Mr. Tan satisfied all of the pre-established metrics and milestones and earned the shares under the FY 2022 Strategic Award.” The independent directors made this determination in November 2022, not in November 2021.
This Proxy Supplement also clarifies that dMY Squared Technology Group, for which Harry L. You serves as Co-Chief Executive Officer, is a special purpose acquisition company.
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, please refer to the “Additional Meeting Information” section of the Proxy Statement for detailed instructions on how to change or withdraw your proxy.